Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 19, 2013, by and between HMS INCOME FUND, INC., a Maryland corporation (successor-by-merger to HMS INCOME LLC, the “Borrower”) and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

R E C I T A L S:

WHEREAS, the Borrower, the lenders named therein (the “Lenders”), and the Administrative Agent entered into that certain Credit Agreement dated as of May 24, 2012, as amended by that certain First Amendment to Credit Agreement dated as of August 16, 2013 (as further amended, modified, restated, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, following the execution and delivery of the Credit Agreement, the Borrower consummated the Permitted Merger (as defined in the Credit Agreement); and

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to, among other things, increase the Revolver Commitments and include additional covenants to protect the Lenders’ security interests in the Collateral (as defined in the Credit Agreement) following the Permitted Merger.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions. Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.

2.                  Amendment to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a)                Schedule B to the Credit Agreement is hereby replaced by the Schedule B attached hereto.

3.                  Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective when, and only when, the Administrative Agent shall have received:

(a)                counterparts of this Amendment duly executed by the Borrower, the Administrative Agent and the Lenders;

(b)               the Revolver Note in the aggregate principal amount of Thirty Million and no/100 Dollars ($30,000,000.00) executed by the Borrower in favor of the Administrative Agent (reflecting the $5,000,000.00 increase to its Revolver Commitment);

(c)                an officer’s certificate from the Borrower with appropriate certifications and attachments, including (i) resolutions of the board of directors (or other governing body) of the Borrower certified by the Secretary (or other custodian of records) of the Borrower which authorize the execution, delivery, and performance by the Borrower of this Amendment and the other Loan Documents to which it is a party, (ii) a certification that the Organizational Documents of the Company certified by the Secretary of State of the State of Maryland attached as Exhibit A to the Secretary’s Certificate of the Borrower dated as of August 16, 2013 have not been amended since the date of such certificate and remain in full force and effect, and (iii) a certification that the Operating Documents of the Borrower attached as Exhibit B to the Secretary’s Certificate of the Borrower dated as of August 16, 2013 have not been amended since the date of such certificate and remain in full force and effect;

(d)               all fees and other amounts due and payable, including, to the extent invoiced, reimbursement or payment of all legal fees and expenses of the Administrative Agent’s counsel, and all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder; and

(e)                such other documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request in connection with this Amendment.

4.                  Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)                It is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.

(b)               After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.

(c)                After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.

(d)               When duly executed and delivered, each of this Amendment and the Credit Agreement will be legal and binding obligations of it, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

5.                  Reference to and Effect on the Loan Documents.

(a)                Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.

(b)               Except as specifically amended above, the Credit Agreement, the Notes, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)                The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, nor constitute a waiver of any provision of any of the Loan Documents.

6.                  Costs and Expenses. The Borrower agrees to pay on demand all out of pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for the Administrative Agent.

7.                  Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

8.                  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

BORROWER:
HMS INCOME FUND, INC., a Maryland corporation (successor-by-merger to HMS Income LLC)

By:	/s/ Ryan Sims .
Ryan Sims, Chief Financial Officer and Secretary

ADMINISTRATIVE AGENT AND LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/ Keith Morton .
Keith Morton, Vice President

SCHEDULE B

REVOLVER COMMITMENT

Lender	Revolver Commitment
Capital One, National Association	$30,000,000.00